                                                                    EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                           __________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           __________________________

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2) _______
                           __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

            New York                               13-3818954
(Jurisdiction of incorporation                  (I. R. S. Employer
 if not a U. S. national bank)                   Identification No.)

         114 West 47th Street                       10036-1532
         New York,  New York                        (Zip Code)
(Address of principal executive offices)

                           __________________________
                          KELLEY OIL & GAS CORPORATION
              (Exact name of OBLIGOR as specified in its charter)

            Delaware                                76-04472267
(State or other jurisdiction of                 (I. R. S. Employer
 incorporation or organization)                    Identification No.)

                           __________________________
                             KELLEY OIL CORPORATION
              (Exact name of OBLIGOR as specified in its charter)

          Delaware                                  76-0082502
(State or other jurisdiction of                (I. R. S. Employer
 incorporation or organization)                   Identification No.)

                           __________________________
                         KELLEY OPERATING COMPANY, LTD.
              (Exact name of OBLIGOR as specified in its charter)

              Texas                                  76-0156485
(State or other jurisdiction of                 (I. R. S. Employer
  incorporation or organization)                  Identification No.)

        601 Jefferson, Suite 1100                        77002
             Houston, Texas                            (Zip code)
(Address of principal executive offices)

                           __________________________
              10-3/8% Senior Subordinated Notes Due 2006, Series D
                      (Title of the indenture securities)

                                    GENERAL


1.  GENERAL INFORMATION

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

       Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System)
       Federal Deposit Insurance Corporation, Washington, D.C.
       New York State Banking Department, Albany, New York

  (b) Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR

  If the obligor is an affiliate of the trustee, describe each such affiliation.

       None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

  The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
  of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

  T-1.1   --   Organization Certificate, as amended, issued by the State of
               New York Banking Department to transact business as a Trust
               Company, is incorporated by reference to Exhibit T-1.1 to Form
               T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
               Indenture Reform Act of 1990 (Registration No. 33-97056).

  T-1.2   --   Included in Exhibit T-1.1.

  T-1.3   --   Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     (cont'd)

  T-1.4   --   The By-Laws of United States Trust Company of New York, as
               amended, is incorporated by reference to Exhibit T-1.4 to Form
               T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
               Indenture Reform Act of 1990 (Registration No. 33-97056).

  T-1.6   --   The consent of the trustee required by Section 321(b) of the
               Trust Indenture Act of 1939, as amended by the Trust Indenture
               Reform Act of 1990.

  T-1.7   --   A copy of the latest report of condition of the trustee
               pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of September 1, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 2nd day of September 1998.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ James E. Logan
   ------------------------
   James E. Logan
   Vice President

                                                                   Exhibit T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK




By: /s/ Gerard F. Ganey
   --------------------------
   Gerard F. Ganey
   Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1998
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                       $   99,322

Short-Term Investments                           171,315

Securities, Available for Sale                   626,426

Loans                                          1,857,795
Less:  Allowance for Credit Losses                16,708
                                              ----------
     Net Loans                                 1,841,087
Premises and Equipment                            59,304
Other Assets                                     122,476
                                              ----------
     Total Assets                             $2,919,930
                                              ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                     $  648,072
     Interest Bearing                          1,646,049
                                              ----------
         Total Deposits                        2,294,121

Short-Term Credit Facilities                     306,807
Accounts Payable and Accrued Liabilities         144,419
                                              ----------
     Total Liabilities                        $2,745,347
                                              ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                      14,995
Capital Surplus                                   49,541
Retained Earnings                                107,703
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)             2,344
                                              ----------

TOTAL STOCKHOLDER'S EQUITY                       174,583
                                              ----------
    Total Liabilities and
     STOCKHOLDER'S EQUITY                     $2,919,930
                                              ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998